Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Microsoft Corporation, a Washington corporation (the “Company”), on Form 10-K for the year ended June 30, 2018, as filed with the Securities and Exchange Commission (the “Report”), Satya Nadella, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SATYA NADELLA
Satya Nadella
Chief Executive Officer

August 3, 2018

[A signed original of this written statement required by Section 906 has been provided to Microsoft Corporation and will be retained by Microsoft Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]